EXHIBIT 99.1

FOR FURTHER INFORMATION:
J. Cameron Coburn	Betty V. Norris
Chairman, President & CEO	SVP & Chief Financial Officer
Tel: 910-509-3901	Tel: 910-509-3914
Email: ccoburn@capefearbank.com	Email: bnorris@capefearbank.com

CAPE FEAR BANK CORP. REPORTS 2007 YEAR-END AND FOURTH QUARTER RESULTS

WILMINGTON, NC – FEBRUARY 1, 2008 – Cape Fear Bank Corporation (the “Company”) (NASDAQ: CAPE) today reported unaudited net income for the fiscal year 2007 of $1.35 million, or $0.35 per diluted share, a decline of 40.8 percent and 39.7 percent, respectively, from the $2.27 million, or $0.58 per diluted share, reported for the fiscal year 2006. Results for the current year were impacted by an elevated level of nonperforming assets, a lower net interest margin and increased expenses related to branch expansion.

For the fourth quarter of 2007, earnings were $53 thousand, or $0.01 per diluted share, compared with $588 thousand, or $0.15 per diluted share, for the prior-year quarter, and $359 thousand, or $0.09 per diluted share, for the third quarter of 2007. Earnings were impacted by net interest margin compression and a higher provision for loan losses due to the increased level of nonperforming assets compared to the prior-year and the linked quarter.

Chairman, President and CEO of Cape Fear Bank Corporation Cameron Coburn stated, “While our earnings were adversely affected in 2007, like much of the banking industry, we also were able to complete the major portion of our investment in new branches and infrastructure.” He continued, “Our Board of Directors and bank management believe strongly that the price we paid will benefit us greatly in the longer term, since we are now positioned to take advantage of our great market and franchise. There is always a temptation to focus on short term results, but we believe that the Company’s fundamentals, such as growth in loans, deposits, and revenue, support our investment in the branch program and we trust that you share the same long-term vision for Cape Fear Bank Corporation as does your management. We believe this investment needs additional time before it can realize its full value.”

Total revenue, comprised of net interest income and noninterest income, was $14.3 million for 2007, an increase of 2.5 percent over the $14.0 million reported for the prior year. Year-over-year, net interest income remained essentially flat at $12.9 million, reflecting an 11.0 percent growth in average earning assets, offset by a 34 basis point decline in the net interest margin to 3.00 percent. For the fourth quarter of 2007, net interest income decreased 7.8 percent over the prior-year fourth quarter to $3.0 million, primarily due to a 42 basis point decline in net interest margin to 2.72 percent, partially offset by a 6.4 percent increase in average earning assets.

While the Company’s net interest margin held steady at approximately 3.11 percent through the third quarter of 2007, the impact of falling interest rates initiated by the Federal Reserve in the third and fourth quarters of 2007 began the decline of the Company’s net interest margin, which dropped 39 basis points in the fourth quarter of 2007 relative to the third quarter. The Company has been transitioning its asset-sensitive balance sheet to a more neutral position, reducing the level of variable-rate loans, which reprice immediately, compared with the lag in deposit repricing due to fixed term maturities of CDs. The Company has made considerable progress throughout 2007 restructuring its balance sheet, reducing variable-rate loans to 55.5 percent of total loans at fourth quarter 2007 compared with 63.9 percent for the year-ago quarter. Compared with the previous quarter, margin compression resulted from a 52 basis point decline in the yield on average earning assets. This compression will likely continue in the near term until the Federal Reserve stabilizes the interest rate environment, allowing the Company’s funding costs to catch up with the decline in loan yields.

Noninterest income for 2007 was $1.5 million, an increase of $377 thousand or 34.5 percent over 2006. Bank-owned life insurance income of $385 thousand accounted for the majority of the increase, up $190 thousand or 97.4 percent from 2006. Service fees and charges added an additional $99 thousand to year-end 2007 noninterest income, up 13.9 percent from the prior year. For the fourth quarter of 2007, noninterest income increased to $489 thousand, up $241 thousand or 97.2 percent over the prior-year fourth quarter. Service fees and charges accounted for $132 thousand or 54.8 percent of the quarterly increase.

Noninterest expense for fiscal year 2007 totaled $11.7 million, an increase of $2.3 million or 25.2 percent above fiscal year 2006. Expenses associated with branch expansion accounted for the majority of the increase; three de novo branches were opened over the last twelve months, generating additional expenses in virtually every category. Salaries and benefits rose $1.1 million or 23.2 percent to $6.1 million, partially due to the addition of 15 full-time equivalent (FTE) employees over the past twelve months, from 90 to 105, along with growth in employees for new branches and infrastructure from the prior year. Occupancy expenses grew $464 thousand or 30.3 percent to $2.0 million. Other expenses grew an additional $737 thousand or 25.9 percent to $3.6 million; this increase supported branch growth, compliance with Section 404 of the Sarbanes Oxley Act of 2002, and an increase in FDIC insurance premiums.

For the fourth quarter of 2007, noninterest expense was $2.6 million, up $58 thousand or 2.3 percent from the prior-year period, and down $558 thousand or 17.5 percent from the linked quarter. The year-over-year increase in noninterest expense primarily resulted from increased occupancy and other expenses. Salaries and employee benefits declined by $235 thousand or 16.3 percent and $479 thousand, or 28.5 percent, for the year-over-year and linked quarters, respectively. These declines in salaries and employee benefits are attributable to an adjustment made during the fourth quarter of 2007 to remedy the over-accrual of employee bonuses and incentive compensation. These accruals were established through the first three quarters of 2007 based upon the anticipated financial performance of the Company. However, the significant provision for loan losses recorded during the fourth quarter of 2007 impacted the Company’s financial performance such that the accrual for bonuses and incentive compensation was not warranted.

The efficiency ratio for fiscal year 2007 was 81.44 percent, a 147 basis point increase over the 66.66 percent ratio for fiscal year 2006. This increase primarily reflects an increased level of operating expenses associated with the Company’s investment in infrastructure. For the fourth quarter, the efficiency ratio improved to 74.9 percent from 86.9 percent in the third quarter, and 72.9 percent in the fourth quarter of 2006. The linked quarter improvement resulted from a decline in operating expenses arising from the one-time salary and benefit accrual adjustment as previously discussed.

Total assets were $464.3 million at December 31, 2007, up $39.4 million or 9.3 percent from the prior year-end, and $10.8 million or 2.4 percent from the previous quarter. Loans outstanding totaled $370.7 million at year-end, an increase of $36.3 million or 10.8 percent from the prior year, and $12.7 million or 3.6 percent from the previous quarter. Approximately 95 percent of the loan portfolio is collateralized by real property, with construction and development (C&D) loans accounting for 40.6 percent of the portfolio, followed by CRE, with 31.5 percent. In terms of 2007 loan growth, CRE led with an increase of $22.8 million, up 24.2 percent, along with1-4 residential real estate loans, up $9.8 million or 27.8 percent. C&D loans of $150.6 million, including $96.7 million of land loans, have declined year-over-year, down $7.1 million or 4.5 percent, reflecting the slowdown in residential construction.

Although net charge-offs remained at an extremely low level throughout 2007, nonperforming assets were $8.3 million or 1.8 percent of assets (2.2 percent of total loans) at December 31, 2007; this compares with $179 thousand or 0.04 percent of assets (0.05 percent of total loans) for the linked quarter, and $966 thousand or 0.23 percent of total assets at December 31, 2006. The majority of fourth quarter nonperforming loans were C&D loans ($7.1 million), followed by $1.0 million of other real estate loans. These nonperforming loans consist primarily of three large land development and residential construction relationships located in our coastal market. In response to the higher level of nonperforming assets, the Company added $970 thousand to its reserve for loan losses in the fourth quarter; which totaled $5.8 million or 1.56 percent of total loans at December 31, 2007.

Loan growth over the past twelve months was funded primarily by a $33.1 million or 9.4 percent increase in deposits, which totaled $386.7 million at December 31, 2007. Core deposits, which exclude wholesale CDs and brokered deposits, accounted for 52.9 percent of total deposits at December 31, 2007; they declined by $13.9 million or 6.3 percent from the year-ago period, and $13.0 million or 6.0 percent from September 30, 2007 due to the decline in deposits held by the Company from real estate attorney trust account relationships. These balances have declined in response to the slowdown in real estate market conditions. To fund the shortfall resulting from the lower level of core deposits, non-core deposits, namely, wholesale and brokered deposits, increased $47.0 million, or 34.8 percent over the last twelve months, and $18.1 million or 11.0 percent over the linked quarter.

Shareholders’ equity at December 31, 2007 was $28.5 million, a twelve-month increase of $1.5 million or 5.3 percent. As of December 31, 2007, the Company remained at well-capitalized levels with a total risk-based capital ratio of 11.2 percent. Shares outstanding at year-end were 3,766,295.

About the Company

Cape Fear Bank (the “Bank”), formerly known as Bank of Wilmington, was established in 1998 as a community bank, developed and managed by local residents of the communities it serves, who are committed to improving the quality of their local banking experience. Cape Fear Bank Corporation, the parent company, was formed in June 2005. The Bank serves the southeastern North Carolina market area with eight full-service banking offices, including three in New Hanover County, two in Pender County, and three in Brunswick County. The Company’s stock is listed on the NASDAQ Capital Market under the symbol ‘CAPE’.

Forward-Looking Statements

This Report and its exhibits contain statements relating to Cape Fear Bank Corporation (the Company) and its financial condition, results of operations, plans, strategies, branch expansion plans, trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Company’s Annual Report on Form 10-K and in other reports filed with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the Commission’s website at www.sec.gov. Other factors that could influence the accuracy of those forward-looking statements include, but are not limited to: (a) the financial success or changing strategies of the Company’s customers; (b) customer acceptance of services, products and fee structure; (c) changes in competitive pressures among depository and other financial institutions or in its ability to compete effectively against larger financial institutions in its banking market; (d) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect its business; (e) its ability to manage growth and to underwrite increasing volumes of loans; (f) the impact on profits of increased staffing and expenses resulting from expansion; (g) changes in the interest rate environment and the level of market interest rates that reduce net interest margin and/or the volumes and values of loans made and securities held; (h) weather and similar conditions, particularly the effect of hurricanes on banking and operations facilities and on its customers and the coastal communities in which it conducts business; (i) changes in general economic or business conditions and the real estate market in its banking market (particularly changes that affect its loan portfolio, the abilities of borrowers to repay their loans, and the values of loan collateral; and (j) other developments or changes in the Company’s business that it does not expect. Although management believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

# # #

Cape Fear Bank Corporation

Five-Quarter Performance Summary

	For the Quarter Ended					For the Twelve Months Ended
(In thousands, except per share data)	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006	12/31/2007	12/31/2006
Performance Highlights
Earnings:
Total revenue (Net int. income + nonint. income)	$3,518	$3,676	$3,617	$3,523	$3,535	$14,334	$13,987
Net interest income	$3,029	$3,348	$3,276	$3,213	$3,287	$12,864	$12,894
Provision for loan losses	$970	$50	$—	$75	$220	$1,095	$1,340
Noninterest income	$489	$328	$341	$310	$248	$1,470	$1,093
Noninterest expense	$2,635	$3,193	$2,976	$2,869	$2,577	$11,673	$9,324
Net income	$53	$359	$499	$435	$588	$1,345	$2,272

Per Share Data:
*Basic earnings per share	$0.01	$0.10	$0.13	$0.12	$0.16	$0.36	$0.60
*Diluted earnings per share	$0.01	$0.09	$0.13	$0.11	$0.15	$0.35	$0.58
*Book value per share	$7.56	$7.49	$7.28	$7.31	$7.18	$7.56	$7.18

Performance Ratios:
Return on average assets	0.05%	0.32%	0.45%	0.40%	0.55%	0.30%	0.57%
Return on average equity	0.74%	5.17%	7.22%	6.33%	8.77%	4.85%	8.86%
Net interest margin, taxable equivalent	2.72%	3.11%	3.08%	3.11%	3.14%	3.00%	3.34%
Efficiency ratio	74.90%	86.86%	82.28%	81.44%	72.90%	81.44%	66.66%
Non-interest income to total revenue	13.90%	8.92%	9.43%	8.80%	7.02%	10.26%	7.81%

Capital & Liquidity:
Total equity to total assets	6.14%	6.22%	6.21%	6.14%	6.37%	6.14%	6.37%
Total loans to total deposits	95.85%	93.78%	91.94%	90.71%	94.57%	95.85%	94.57%
Regulatory leverage ratio	8.58%	8.64%	8.58%	8.50%	9.22%	8.58%	9.22%
Tier 1 capital ratio	9.87%	10.07%	10.40%	9.99%	10.30%	9.87%	10.31%
Total risk-based capital ratio	11.21%	11.43%	11.80%	11.43%	11.80%	11.21%	11.80%

Asset Quality:
Net loan charge-offs (recoveries)	$(5)	$—	$(8)	$(127)	$(12)	$(140)	$314
Net loan charge-offs (recoveries) to average loans	-0.01%	0.00%	-0.01%	-0.15%	-0.01%	-0.04%	0.10%
Nonperforming loans +90 days past due	$8,309	$177	$1,320	$1,343	$350	$8,309	$350
Other real estate and repossessed assets	$—	$2	$—	$616	$616	$—	$616
Nonperforming assets +90 days past due	$8,309	$179	$1,320	$1,959	$966	$8,309	$966
NPAs + loans 90 days past due to total assets	1.79%	0.04%	0.30%	0.44%	0.23%	1.79%	0.23%
Allowance for loan losses	$5,771	$4,795	$4,746	$4,738	$4,536	$5,771	$4,536
Allowance for loan losses to total loans	1.56%	1.34%	1.39%	1.37%	1.36%	1.56%	1.36%
Allowance for loan losses to NPAs	69.45%	2678.77%	359.55%	241.86%	469.57%	69.45%	469.57%

Period End Balances:
Assets	$464,313	$453,478	$441,342	$448,318	$424,885	$464,313	$424,885
Total earning assets (before allowance)	$444,926	$434,163	$420,102	$426,359	$407,992	$444,926	$407,992
Total Loans (before reserves)	$370,678	$357,962	$341,030	$344,743	$334,409	$370,678	$334,409
Deposits	$386,738	$381,697	$370,915	$380,054	$353,617	$386,738	$353,617
Stockholders' equity	$28,491	$28,199	$27,427	$27,539	$27,052	$28,491	$27,052
Full-time equivalent employees	105	101	99	95	90	105	90
*Shares outstanding	3,766,295	3,766,295	3,766,020	3,766,257	3,766,119	3,766,295	3,766,119

Average Balances:
Assets	$461,122	$447,870	$446,653	$437,009	$425,089	$448,229	$396,272
Earning assets	$441,581	$427,670	$426,682	$419,059	$414,855	$428,806	$386,323
Total Loans (before reserves)	$365,068	$349,568	$344,742	$339,563	$330,799	$349,805	$311,226
Deposits	$384,041	$375,058	$374,978	$364,986	$365,293	$374,818	$334,373
Stockholders' equity	$28,592	$27,771	$27,633	$27,487	$26,811	$27,757	$25,643
*Shares outstanding, basic - wtd	3,766,295	3,766,224	3,765,955	3,766,191	3,766,119	3,766,082	3,765,973
*Shares outstanding, diluted - wtd	3,855,925	3,833,457	3,844,366	3,860,982	3,904,233	3,846,910	3,894,697

*Restated for 5% stock dividend for shareholders of record 6/22/07, distributed effective 6/29/07

CAPE FEAR BANK CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(In thousands, except share and per share data)
INTEREST INCOME
Loans	$7,002	$6,825	$28,301	$24,857
Investment securities available for sale	864	799	3,443	2,816
Other interest-earning assets	34	172	289	523

TOTAL INTEREST INCOME	7,900	7,796	32,033	28,196

INTEREST EXPENSE
Money market, NOW and savings deposits	616	537	2,519	1,681
Time deposits	3,745	3,515	14,480	11,800
Short-term borrowings	47	10	106	115
Long-term borrowings	463	447	2,064	1,706

TOTAL INTEREST EXPENSE	4,871	4,509	19,169	15,302

NET INTEREST INCOME	3,029	3,287	12,864	12,894
PROVISION FOR LOAN LOSSES	970	220	1,095	1,340

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	2,059	3,067	11,769	11,554

NON-INTEREST INCOME
Service fees and charges	286	154	812	713
Gain/(loss) on sale of investments	26	(41)	15	(60)
Income from bank owned life insurance	102	51	385	195
Other	75	84	258	245

NON-INTEREST INCOME	489	248	1,470	1,093

NON INTEREST EXPENSE
Salaries and employee benefits	1,204	1,439	6,097	4,949
Occupancy and equipment	582	489	1,997	1,533
Other	849	649	3,579	2,842

TOTAL NON-INTEREST EXPENSE	2,635	2,577	11,673	9,324

(LOSS) INCOME BEFORE INCOME TAXES	(87)	738	1,566	3,323
INCOME (BENEFIT) TAXES	(140)	150	221	1,051

NET INCOME	$53	$588	$1,345	$2,272

NET INCOME PER COMMON SHARE*
Basic	$0.01	$0.16	$0.36	$0.60

Diluted	$0.01	$0.15	$0.35	$0.58

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING*
Basic	3,766,295	3,766,119	3,766,082	3,765,973
Effect of dilutive stock options	89,630	138,113	80,828	128,724

Diluted	3,855,925	3,904,232	3,846,910	3,894,697

*All per share and outstanding share data has been restated for the 5% stock dividend distributed 6/29/07

CAPE FEAR BANK CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2007 (Unaudited)	December 31, 2006*
	(In thousands, except share data)
ASSETS
Cash and due from banks	$6,257	$7,209
Interest earning deposits in other banks	1,438	1,639
Investment securities available for sale, at fair value	70,227	69,565
Time deposits in other banks	199	298

Loans	370,678	334,409
Allowance for loan losses	(5,771)	(4,536)

NET LOANS	364,907	329,873

Accrued interest receivable	2,343	2,195
Premises and equipment, net	3,580	2,954
Stock in Federal Home Loan Bank of Atlanta, at cost	2,384	2,081
Foreclosed real estate and repossessions	—	616
Bank owned life insurance	9,876	5,491
Other assets	3,102	2,964

TOTAL ASSETS	$464,313	$424,885

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand	$28,042	$33,066
Savings	5,276	11,154
Money market and NOW	62,249	41,317
Time	291,171	268,080

TOTAL DEPOSITS	386,738	353,617

Short-term borrowings	6,000	3,000
Long-term borrowings	40,310	38,310
Accrued interest payable	772	745
Accrued expenses and other liabilities	2,002	2,161

TOTAL LIABILITIES	435,822	397,833

Shareholders' Equity
Common stock, $3.50 par value, 12,500,000 shares authorized; 3,766,295 and 3,586,780 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	13,182	12,554
Additional paid-in capital	14,048	12,739
Accumulated retained earnings	1,609	2,092
Accumulated other comprehensive loss	(348)	(333)

TOTAL SHAREHOLDERS' EQUITY	28,491	27,052

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$464,313	$424,885

*Derived from audited financial statements

Cape Fear Bank Corporation

Deposit and Loan Mix

	For the Quarter Ended
Dollars in thousands	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
Deposit and Loan Mix
Deposit Breakout
Non interest bearing demand	$28,042	$29,483	$34,497	$34,277	$33,066
Interest bearing NOW	13,490	10,087	11,405	12,265	7,942
Savings	5,276	6,187	6,890	7,378	11,154
Money market	48,759	57,695	54,058	47,208	33,375
Time deposits <$100K	109,174	114,334	120,290	130,032	133,081
Time deposits >$100K	81,711	78,666	74,132	75,420	69,035
Brokered deposits	100,286	85,245	69,643	73,474	65,964

Total deposits	$386,738	$381,697	$370,915	$380,054	$353,617

Fixed/Variable Rate Loans
Fixed rate loans	$164,921	$148,864	$135,223	$122,645	$120,724
Variable rate loans	205,662	209,065	205,812	222,126	213,702

Net deferred fees/costs	95	33	(5)	(28)	(17)

Total loans	$370,678	$357,962	$341,030	$344,743	$334,409

Loan Breakout
Real estate
Commercial real estate
Commercial real estate - owner occupied	$58,704	$52,585	$51,253	$48,871	$44,791
Commercial real estate - non owner occupied	50,962	49,410	41,540	45,495	44,086
Multifamily	7,073	7,248	7,250	4,863	5,097

Total CRE	$116,739	$109,243	$100,043	$99,229	$93,974
Construction & land
Residential construction
Presold & owner - occupied	$15,370	$14,296	$15,796	$23,003	$18,605
Speculative	36,368	37,015	35,844	42,971	43,629
Commercial construction
Presold & owner-occupied	216	150	150	610	603
Speculative	1,957	1,739	5,625	674	451
Land	96,683	96,984	94,753	97,015	94,400

Total construction & land	$150,594	$150,184	$152,168	$164,273	$157,688
Other real estate
1-4 family	44,802	41,628	39,723	33,845	35,049
Home equity	39,066	36,288	32,436	31,016	30,725

Total other real estate	$83,868	$77,916	$72,159	$64,861	$65,774

Total real estate	$351,201	$337,343	$324,370	$328,363	$317,436
Commercial and industrial	$15,496	$16,046	$13,858	$13,822	$14,530
Consumer	3,981	4,573	2,802	2,558	2,443

Total loans net of unearned fees and interest	$370,678	$357,962	$341,030	$344,743	$334,409
Less allowance for loan losses	5,771	4,795	4,746	4,738	4,536

Loans, net	$364,907	$353,167	$336,284	$340,005	$329,873

Nonperforming Loans
Commercial real estate	$—	$—	$1,100	$1,100	$—
Construction & land	7,093	—	—	—	—
Other real estate	963	—	17	36	103
Commercial and industrial	91	14	22	22	57
Home equity	154	154	167	172	160
Consumer	8	9	14	13	30

Total nonperforming loans	$8,309	$177	$1,320	$1,343	$350